                                                                    EXHIBIT 4.2

                    AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT

          This AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT (this "Amendment") is entered into as of May 30, 2002, by and among Archibald Candy Corporation, an Illinois corporation (the "Company"), and each of the entitles identified on the signature pages hereto as "Noteholders" (collectively, the "Consenting Holders").

                                    RECITALS:

          A. The Company and certain of the Consenting Holders are parties to the Forbearance Agreement dated as of February 28, 2002, as amended by Amendment No. 1 thereto dated as of April 30, 2002 (the "Forbearance Agreement").

          B. The Company and the Consenting Holders desire to modify certain terms and provisions of the Forbearance Agreement, including, without limitation, modifying the definition of "Termination Event."

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Forbearance Agreement.

          Section 2. AMENDMENTS TO FORBEARANCE AGREEMENT. The Forbearance Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

          2.1 Section 1.2 of the Forbearance Agreement is amended by amending and restating clause (b) of the definition of "Forbearance Default" in its entirety as follows:

               (b) the termination of that certain Forbearance Agreement dated as of December 31, 2001 (as amended by Amendment No. 1 thereto dated as of February __, 2002, Amendment No. 2 thereto dated as of March 1, 2002, Amendment No. 3 thereto dated as of April 30, 2002 and Amendment No. 4 thereto dated as of May 30, 2002) among the Company, Holdings, Archibald Candy (Canada) Corporation, a Canadian corporation, and the "Agent" and "Lenders" under the Credit Agreement without the execution and delivery of another agreement containing terms reasonably satisfactory to the Consenting Holders (other than if the result of a breach by the Consenting Holders of their obligations under Section 2.1 hereof).

          2.2 Section 1.2 of the Forbearance Agreement is further amended by amending the definition of "Termination Event" by deleting the reference to "May 31, 2002" contained therein and substituting "June 7, 2002" therefor.

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          Section 3.     REPRESENTATIONS, WARRANTIES AND CONSENT.

          3.1 In consideration of the agreement of the Consenting Holders to the amendments to the Forbearance Agreement contained herein, the Company hereby represents and warrants to the Consenting Holders as of the date hereof as follows:

               (a) The execution, delivery and performance of this Amendment by the Company is within its corporate powers and has been duly authorized by all necessary corporate action on its part, and this Amendment constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               (b) The Indenture, the Notes and the Security Documents to which the Company is a party constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

               (c) Except for the Existing Default, no Default or Indenture Event of Default exists.

          3.2 Each Consenting Holder hereby represents and warrants severally as to itself (and not jointly or jointly and severally) to the Company as of the date hereof that it owns Notes. Concurrently with the execution and delivery of this Amendment, Ropes & Gray, counsel to the Consenting Holders, is providing the Company a schedule stating the aggregate face amount of Notes held by the Consenting Holders.

          3.3 Each Consenting Holder hereby acknowledges, agrees and consents to the Company's execution and delivery of Amendment No. 4 to the Forbearance Agreement among the Company, Holdings, Archibald Candy (Canada) Corporation, a Canadian corporation, and the "Agent" and "Lenders" under the Credit Agreement, substantially in the form of EXHIBIT A attached hereto ("Amendment No. 4 to CIT Forbearance Agreement"), and to the Company's taking all actions expressly contemplated thereby.

          Section 4. RATIFICATION. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Forbearance Agreement are ratified and confirmed and shall continue in full force and effect.

          Section 5. CONDITIONS TO EFFECTIVENESS. The Amendment shall become effective as of the date (the "Effective Date") each of the following conditions precedent is satisfied:

          5.1 The Company and the Consenting Holders shall have executed and delivered this Amendment.

          5.2 Amendment No. 4 to CIT Forbearance Agreement shall have been executed and delivered.

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          Section 6.     MISCELLANEOUS.

          6.1 HEADINGS. Section heading in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          6.2 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

          6.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          6.4 CONTINUED EFFECTIVENESS. The terms of the Indenture remain unchanged, and all such terms shall remain in full force and effect and are hereby confirmed and ratified.

          6.5 PARTIES. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their successors and permitted assigns. Nothing in this Amendment, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Amendment.

                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Forbearance Agreement to be executed as of the date first set forth above by their respective duly authorized officers.

COMPANY:                                  ARCHIBALD CANDY CORPORATION


ADDRESS:                                  By: /s/ Ted. A. Shepherd
                                              ----------------------------------
                                              Name:  Ted. A. Shepherd
1137 W. Jackson Boulevard                     Title: President and Chief
Chicago, IL 60607                                    Operating Officer
Attention: President
Telephone: 312-432-3409
Facsimile: 312-243-3992

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NOTEHOLDERS:

                                          MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY

ADDRESS:                                  By: /s/ Steven J. Katz
                                              ----------------------------------
                                              Name:  Steven J. Katz
MASS MUTUAL                                   Title: Second Vice President and
C/O D.L. BABSON & Co.                                Associate General Counsel
1500 Main Street
Suite 2800
Springfield, MA 01115
Attn: Steven J. Katz
Telephone: 413-226-1059
Fax: 413-226-2059

                                          MASSMUTUAL/DARBY CBO LLC
                                          By: MassMutual/Darby CBO IM, Inc. as
                                              LLC Manager

ADDRESS:                                  By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                              Name:
Same as above                                 Title: Vice President


                                          MASSMUTUAL HIGH YIELD
                                          PARTNERS II, LLC
                                          By: HYP Management, Inc.
                                              As Managing Member

ADDRESS:                                  By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                              Name:
Same as above                                 Title: Vice President

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                                          SAAR HOLDINGS CDO LIMITED
                                          By: Mass Mutual Life Insurance Co.,
                                              As Collateral Manager

ADDRESS:                                  By: /s/ Steven J. Katz
                                              ----------------------------------
                                              Name:  Steven J. Katz
Same as above                                 Title: Second Vice President and
                                                     Associate General Counsel


                                          PERSEUS CDO I, LIMITED
                                          By: Mass Mutual Life Insurance Co. as
                                              Portfolio Manager

                                          By: /s/ Steven J. Katz
                                              ----------------------------------
ADDRESS:                                      Name:  Steven J. Katz
                                              Title: Second Vice President and
Same as above                                        Associate General Counsel


                                          SOMERS CDO, LIMITED
                                          By: Mass Mutual Life Insurance Co. as
                                              Collateral Manager

ADDRESS:                                  By: /s/ Steven J. Katz
                                              ----------------------------------
                                              Name:  Steven J. Katz
Same as above                                 Title: Second Vice President and
                                                     Associate General Counsel


                                          MASSMUTUAL GLOBAL CBO I,
                                          LIMITED
                                          By: Mass Mutual Life Insurance Co.
                                              As Collateral Manager

ADDRESS:                                  By: /s/ Steven J. Katz
                                             -----------------------------------
                                             Name:  Steven J. Katz
Same as above                                Title: Second Vice President and
                                                    Associate General Counsel

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                                          SIMSBURY CLO, LIMITED
                                          By: Mass Mutual Life Insurance Co.
                                              As Collateral Manager

ADDRESS:                                  By: /s/ Steven J. Katz
                                              ----------------------------------
                                              Name:  Steven J. Katz
Same as above                                 Title: Second Vice President and
                                                     Associate General Counsel


                                          MASSMUTUAL CORPORATE VALUE PARTNERS
                                          LIMITED
                                          By: Mass Mutual Life Insurance Co.
                                              As Investment Manager

ADDRESS:                                  By: /s/ Steven J. Katz
                                              ----------------------------------
                                              Name:  Steven J. Katz
Same as above                                 Title: Second Vice President and
                                                     Associate General Counsel

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                                          BARCLAYS BANK PLC

ADDRESS:                                  By: /s/ Steven J. Landzberg
                                              ----------------------------------
                                              Name:  Steven J. Landzberg
Barclays Capital                              Title: Director
222 Broadway Avenue, 10th Floor
New York, New York 10038

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                                          DELAWARE STREET CAPITAL, L.L.C.

ADDRESS:                                  By: /s/ Andrew G. Bluhm
                                              ----------------------------------
                                              Name: Andrew G. Bluhm
900 N. Michigan Avenue                        Title: Managing Partner
Chicago, IL 60611
Phone: (312) 915-2842
Fax: (312) 915-3053

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                                          CREDIT SUISSE ASSET MANAGEMENT, LLC
                                          As Agent for the attached list of
                                          thirty-three Beneficial Owners holding
                                          an aggregate $12,205,500 Face amount
                                          Archibald Candy 10.25% Senior Notes.

ADDRESS:                                  By: /s/ Philip L. Schantz
                                             -----------------------------------
                                          Name:  Philip L. Schantz
15th Floor                                Title: Director
456 Lexington Avenue
New York, NY 10017-3140

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CSAM-SYDNEY CSAM HIGH GRADE BOND FUND
POLICEMEN & FIREMEN RETIRE SYSTEM--DETROIT
DIOCESE OF BUFFALO FIXED
EXIDE CORP MASTER RETIREMENT TR--FIXED
FIARFAX CTY URS - FIXED INCOME PORTFOLIO
CREDIT SUISSE ASSET MANAGEMENT INCOME FD
PUBLIC EMPLOYEES RETIREMENT SYS OF IDAHO
MEDIOLANUM TOP MANAGERS GLOBAL HY FUND
NESTLE USA
CITY OF NEW YORK EMP RET SYS HIGH YIELD
CITY OF NEW YORK POLICE PEN FD HIGH YLD
CITY OF NEW YORK TEACHER'S RETIREMENT SYSTEM
NORTHWESTERN UNIVERSITY
HYP--FONDS (NY)
PE CORPORATION (NY)
CREDIT SUISSE INSTITUTIONAL U.S. CORE
CREDIT SUISSE INSTITUTIONAL HIGH YIELD
NABISCO FOODS
RTR TOBACCO CO--DOMESTIC HIGH YIELD
SAKS FIFTH AVENUE PENSION PLAN
SEI GLOBAL - HIGH YIELD FIXED INCOME
UNITED PARCEL SERVICE RETIREMENT PLAN
MATSUSHITA ELECTRIC EMP. PENSION PLAN
UNIVERSITY OF MARYLAND
NORTHROP GRUMMAN CORP--HY PORTFOLIO
TOYOTA MOTOR EMPLOYEES PENSION
CREDIT SUISSE FIXED INCOME FUND
CS GLOBAL CORE PLUS FIXED INCOME MOTHER
CREDIT SUISEE HIGH YIELD BOND FUND
DIOCESE OF BUFFALO
DIOCESE OF BUFFALO
WESTMORELAND COUNTY
CS GLOBAL FIXED INCOME FUND

                                          CSAM HY FOCUS

ADDRESS:                                  By: /s/ David H. Lemer
                                              ----------------------------------
                                              Name:  David H. Lemer
466 Lexington Avenue, 14th Floor              Title: Authorized Signatory
New York, NY 10017

                                          BEACBO-1

ADDRESS                                   By: /s/ David H. Lemer
                                              ----------------------------------
                                              Name:  David H. Lemer
Same as above                                 Title: Authorized Signatory


                                          BEACBO-2

ADDRESS                                   By: /s/ David H. Lemer
                                              ----------------------------------
                                              Name:  David H. Lemer
Same as above                                 Title: Authorized Signatory

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                                          DEBT STRATEGIES FUND, INC.

ADDRESS                                   By: /s/ Michael Brown
                                              ----------------------------------
                                              Name:  Michael Brown
800 Scudders Mill Road-Section 1B             Title: Authorized Signatory
Plainsboro, New Jersey 08536

                                          MASTER U.S. HIGH YIELD TRUST

ADDRESS:                                  By: /s/ Michael Brown
                                              ----------------------------------
                                              Name:  Michael Brown
Same as above                                 Title: Authorized Signatory


                                          MERRILL LYNCH VARIABLE SERIES
                                             FUND, INC. - MERRILL LYNCH
                                             HIGH CURRENT INCOME FUND

ADDRESS:                                  By: /s/ Michael Brown
                                              ----------------------------------
                                              Name:  Michael Brown
Same as above                                 Title: Authorized Signatory


                                          MERRILL LYNCH GLOBAL
                                             CURRENCY BOND SERIES - U.S.
                                             HIGH YIELD PORTFOLIO
ADDRESS:                                  By: Merrill Lynch Investment
                                              Managers, L.P. as Investment
                                              Advisor

                                          By: /s/ Michael Brown
                                              ----------------------------------
                                              Name:  Michael Brown
Same as above                                 Title: Authorized Signatory

                                          PUTNAM HIGH YIELD TRUST
                                          PUTNAM HIGH YIELD ADVANTAGE FUND
                                          PUTNAM VARIABLE TRUST--PUTNAM VT
                                            HIGH YIELD TRUST
                                          PUTNAM MASTER INCOME TRUST
                                          PUTNAM PREMIER INCOME TRUST
                                          PUTNAM MASTER INTERMEDIATE
                                            INCOME TRUST
                                          PUTNAM DIVERSIFIED INCOME FUND
                                          PUTNAM FUNDS TRUST--PUTNAM HIGH
                                            YIELD TRUST II
                                          PUTNAM MANAGED HIGH YIELD TRUST
                                          PUTNAM STRATEGIC INCOME FUND
                                          PUTNAM VARIABLE TRUST--PUTNAM VT
                                            DIVERSIFIED INCOME FUND
                                          TRAVELERS SERIES FUND, INC.--PUTNAM
                                            DIVERSIFIED INCOME PORTFOLIO
ADDRESS:                                  By: Putnam Investment Management, LLC

                                          By: /s/ John R. Verani
                                              ----------------------------------
                                              Name: John R. Verani
                                              Title: Senior Vice President

                                          PUTNAM HIGH YIELD MANAGED TRUST
                                          PUTNAM HIGH YIELD FIXED INCOME
                                            FUND, LLC
ADDRESS:                                  By: Putnam Fiduciary Trust Company

                                          By: /s/ John R. Verani
                                              ----------------------------------
                                              Name:  John R. Verani
                                              Title: Senior Vice President

                                          STRATEGIC GLOBAL FUND--HIGH YIELD
                                            FIXED INCOME (PUTNAM) FUND
                                          PUTNAM WORLD TRUST II--PUTNAM
                                            YIELD BOND FUND
                                          MARSH & MCLENNAN COMPANIES, INC.
                                            U.S. RETIREMENT FUND

ADDRESS:                                  By: The Putnam Advisory Company, LLC

                                          By: /s/ John R. Verani
                                              ----------------------------------
                                              Name: John R. Verani
                                              Title: Senior Vice President

                                          SAGAMORE HILL HUB FUND LTD.

ADDRESS:                                     By: /s/ Mark May
                                                 -------------------------------
                                             Name:  Mark May
c/o Sagamore Hill Capital                    Title:
2 Greenwich Office Park                             -------------
Greenwich, CT 06831

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                                    EXHIBIT A

            FORM OF AMENDMENT NO. 4 TO THE CIT FORBEARANCE AGREEMENT

                                   [TO FOLLOW]

                                      -16-